UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 10, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Agreement;

Item 2.01	Completion of a Disposition of a Significant Amount of Assets Outside the Normal Course of Business

On February 10, 2009, Crave Entertainment Group, Inc., Crave Entertainment, Inc. and SVG Distribution, Inc. (collectively “Seller”) entered into an Asset Purchase Agreement (“Agreement”) with Fillpoint LLC (“Buyer”) pursuant to which on February 10, 2009, Buyer purchased or obtained by license certain assets of the Seller (the “Assets”) including: (i) all accounts receivable; (ii) all prepayments and prepaid expenses transferable and related to exclusive distribution or publishing contracts of Seller or to inventory; (iii) all inventory, including goods returned by Seller’s customers following the closing; (iv) all furniture, equipment, office supplies and data processing equipment (including software, to the extent assignable); (v) all transferable Government Licenses; (vi) certain contracts of Seller, including Seller’s exclusive distribution and publishing agreements; (vii) all proprietary rights and (viii) all choses in action, rights and benefits under any warranties, rights and benefits under any indemnity provision other than those arising under the Agreement.

Assets specifically excluded from the Agreement included: (i) Seller’s accounting records; (ii) certain contracts, agreements and arrangements not related to exclusive distribution or publishing operations; (iii) cash and cash equivalents; (iv) rights and benefits under certain insurance policies; (v) employee, officer and intercompany receivables; and (vi) all interests in real estate.

Liabilities assumed as part of the transaction were: (i) obligations relating to assumed contracts arising after the closing date; and (ii) certain trade and other payables.

The purchase price was equal to the sum of: (i) a percentage, generally 95%, of current accounts receivable; (ii) a percentage, generally 50%, of non-current accounts receivable, less reasonable collection fees; (iii) 75% of net appraised inventory value at closing, plus 75% of the net appraised value of re-salable Inventory returned to Buyer from customers after closing, less a 5% restocking fee; and (iv) $100,000 for property, plant and equipment.

The cash received at closing totaled $8,102,535.83, which consisted of payments for accounts receivable of $4,624,481.65; for inventory of $3,518,171.63; and for property, plant and equipment of $100,000.00; less accrued employee vacation liabilities assumed by Buyer of $140,117.45. In addition, the Buyer paid the Seller $250,000.00 in connection with the Seller extending the date for the cash payment from February 10, 2009 to February 17, 2009. Of the total purchase price for accounts receivable, 75% of current accounts receivable, net of reserves and allowances, and excluding the current accounts receivable owed by Kmart/Sears, was paid with the remaining balance of the purchase price to be paid by Buyer only as such accounts receivable are collected by Buyer. Of the total inventory purchase price, half of the purchase price for the inventory on hand at close was paid and the remaining balance is to be paid subsequent to the closing date. Following the closing, Seller will receive: (i) periodic cash payments through April 10, 2011 related to the collection of Kmart/Sears current accounts receivable, the collection of other current accounts receivable in excess of the amount received by the Seller at closing and the collection of non-current accounts receivable in excess of the amount received by Seller at closing, less collection fees; and (ii) 12.50% of the inventory purchase price (in addition to payment for inventory returned to the Buyer from customers after closing, less a 5% restocking fee) on each of April 10, 2009, June 10, 2009, August 10, 2009 and October 10, 2009. The Buyer also agreed to pay the Seller 50% of the net profit in excess of $300,000 realized by the Buyer during the 24-month period following the closing with respect to the sale of video games published by the Buyer and acquired as part of exclusive distribution or publishing agreements assumed by Buyer as part of the transaction.

The Seller has provided representations and warranties, as described in the Agreement, as of the closing date related to the assets purchased and the liabilities assumed by the Buyer, and has agreed to indemnify the Buyer against certain liabilities.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Name
10.1	Asset Purchase Agreement between Crave Entertainment Group, Inc., Crave Entertainment, Inc. and SVG Distribution, Inc. and Fillpoint LLC dated February 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: February 17, 2009	By:	/s/Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
10.1	Asset Purchase Agreement between Crave Entertainment Group, Inc., Crave Entertainment, Inc. and SVG Distribution, Inc. and Fillpoint LLC dated February 10, 2009.